SiriusPoint reports ninth consecutive quarter of underwriting profits with FY Core combined ratio of 91.0%

HAMILTON, Bermuda, February 18, 2025 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its fourth quarter ended December 31, 2024
•Combined ratio of 90.2% in the fourth quarter for Core business, representing a 3.2 point improvement versus prior year, resulting in a full year 2024 Core combined ratio of 91.0% and Core underwriting income of $200 million
•Growth in the quarter of 21% on gross premiums written for continuing lines business (excluding 2023 exited programs), contributing to 10% growth for the full year
•Fourth quarter net loss of $21 million, materially impacted by three significant items linked to our efforts to reposition the Company, including the CM Bermuda repurchase transaction, closure of previously announced LPT transaction with Enstar, and the write-down of a single MGA investment. This marks the end of the significant reshaping of the Company
•Underlying net income of $44 million in the fourth quarter contributing to $304 million for the full year, up 14% versus prior year
•Return on equity for 2024 of 9.1%, or 14.6% on an underlying basis and at the upper end of the target range of 12-15%
•Book value per diluted common share (ex. AOCI) of $14.64, up 2.7% in the quarter and up 9.8% from December 31, 2023. Balance sheet remains strong post CM Bermuda transaction with Q4’24 BSCR estimate at 214%
•Permanent retirement of the 45.7 million common shares repurchased from CM Bermuda on closure of the transaction, driving greater than 20% earnings per share accretion
Scott Egan, Chief Executive Officer, said: “2024 has been a remarkable year of delivery for SiriusPoint. Despite increased catastrophe activity, our Core combined ratio has improved meaningfully from last year to 91.0%, excluding the impact from the loss portfolio transfer in 2023. Our 4.2 point improvement in attritional loss ratio demonstrates our focus on improving the quality of our underwriting. We saw 21% growth of gross premiums written for the quarter and 10% for the full year for our continuing lines business.
Our underlying return on equity of 14.6% is at the upper end of the 12-15% target range set out a year ago. In optimizing our capital position, we have returned over $1 billion to investors during 2024 while maintaining robust capital ratios, due to our strong performance, reshaping actions, and capital generation over the past two years.
We have strengthened our underlying business performance year-over-year, providing a strong basis for 2025. While this quarter our net income was impacted by several one-off items, we see 2024 as the end of the repositioning and reshaping of the Company. Our efforts are now fully focused on both growing the business and continuing to enhance performance.
I take great pride in the accomplishments of the SiriusPoint team, who have worked with commitment and dedication to produce improvements in our underlying results, quarter after quarter. I am immensely grateful for all that they do every day for our customers, partners and shareholders.”
Fourth Quarter 2024 Highlights
•Net loss attributable to SiriusPoint common shareholders of $21.3 million, or $0.13 per diluted common share
•Core income of $66.7 million, including underwriting income of $56.3 million, Core combined ratio of 90.2%
•Core net services fee income of $10.4 million, with service margin of 20.2%
•Net investment income of $68.9 million and total investment result of $29.0 million
•Book value per diluted common share decreased $0.13 per share, or 0.9%, from September 30, 2024 to $14.60
•Annualized return on average common equity of (4.0)%
Year Ended December 31, 2024
•Net income available to SiriusPoint common shareholders of $183.9 million, or $1.04 per diluted common share
•Core income of $244.6 million, including underwriting income of $200.0 million, Core combined ratio of 91.0%
•Core net services fee income of $46.7 million, with service margin of 21.0%
•Net investment income of $303.6 million and total investment result of $224.6 million
•Book value per diluted common share increased $1.25 per share, or 9.4%, from December 31, 2023 to $14.60
•Return on average common equity of 9.1%
•Debt to capital ratio increased to 24.8% compared to 23.8% as of December 31, 2023

Key Financial Metrics
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2024 and 2023:

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	($ in millions, except for per share data and ratios)
Combined ratio	94.4%	93.6%	88.3%	84.5%
Core underwriting income (1)	$56.3	$37.0	$200.0	$250.2
Core net services income (1)	$10.4	$9.3	$44.6	$41.2
Core income (1)	$66.7	$46.3	$244.6	$291.4
Core combined ratio (1)	90.2%	93.4%	91.0%	89.1%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(4.0)%	17.1%	9.1%	16.2%
Book value per common share	$14.92	$13.76	$14.92	$13.76
Book value per diluted common share	$14.60	$13.35	$14.60	$13.35
Book value per diluted common share ex. AOCI (1)	$14.64	$13.33	$14.64	$13.33
Tangible book value per diluted common share (1)	$13.42	$12.47	$13.42	$12.47
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Book value per diluted common share ex. AOCI and tangible book value per diluted common share are non-GAAP financial measures. See definition and reconciliation in “Non-GAAP Financial Measures.”
Fourth Quarter 2024 Summary
Consolidated underwriting income for the three months ended December 31, 2024 was $32.7 million compared to $36.7 million for the three months ended December 31, 2023. The decrease was primarily driven by higher catastrophe losses, partially offset by an increase in favorable prior year loss reserve development. Catastrophe losses, net of reinsurance and reinstatement premiums, were $38.6 million, or 6.5 percentage points on the combined ratio, for the three months ended December 31, 2024 mainly from Hurricane Milton, compared to minimal losses for the three months ended December 31, 2023. Favorable prior year reserve development was $37.3 million primarily driven by favorable development in Reinsurance, mainly in Property and Specialty from reserve releases relating to prior year’s catastrophe events, as well as in Insurance & Services, mainly due to lower than expected reported attritional losses in A&H, compared to $11.1 million for the three months ended December 31, 2023 which included reserve strengthening for specific areas of uncertainty for the loss reserves.
Consolidated underwriting income for the year ended December 31, 2024 was $276.4 million compared to $375.9 million for the year ended December 31, 2023. The decrease was primarily driven by lower favorable prior year loss reserve development as the year ended December 31, 2023 included $127.8 million driven by reserving analyses performed in connection with the loss portfolio transfer transaction with Pallas Reinsurance Company Ltd that closed on June 30, 2023 (“2023 LPT”). Excluding the favorable development linked to the 2023 LPT, underwriting income increased by $15.8 million primarily driven by favorable development in Reinsurance, as well as lower attritional losses in both Reinsurance and Insurance & Services, partially offset by higher acquisition costs from business mix changes, including the growth of Insurance & Services, and higher catastrophe losses. Catastrophe losses, net of reinsurance and reinstatement premiums, were $54.8 million, or 2.3 percentage points on the combined ratio, for the year ended December 31, 2024, primarily driven by Hurricanes Milton and Helene, compared to $24.8 million, or 1.0 percentage points on the combined ratio, for the year ended December 31, 2023, primarily driven by the Turkey Earthquake and Chile Wildfire.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.

Three months ended December 31, 2024 and 2023
Core Premium Volume
Gross premiums written increased by $42.7 million, or 5.9%, to $762.5 million for the three months ended December 31, 2024 compared to $719.8 million for the three months ended December 31, 2023. Net premiums earned increased by $23.2 million, or 4.2%, to $581.6 million for the three months ended December 31, 2024 compared to $558.4 million for the three months ended December 31, 2023. The increases in premium volume were primarily driven by increases in Insurance & Services from strategic organic and new program growth, as well higher A&H premiums, and in Reinsurance in Specialty and Property from new business and renewal growth. These increases were partially offset by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $89.9 million of gross premiums written for the three months ended December 31, 2023.
Core Results
Core results for the three months ended December 31, 2024 included income of $66.7 million compared to $46.3 million for the three months ended December 31, 2023. Income for the three months ended December 31, 2024 consists of underwriting income of $56.3 million (90.2% combined ratio) and net services income of $10.4 million, compared to underwriting income of $37.0 million (93.4% combined ratio) and net services income of $9.3 million for the three months ended December 31, 2023. The improvement in net underwriting results was primarily driven by increased favorable prior year loss reserve development and lower attritional losses, partially offset by higher catastrophe losses.
Losses incurred included $58.1 million of favorable prior year loss reserve development for the three months ended December 31, 2024 mainly in Property and Specialty from reserve releases relating to prior year’s catastrophe events, compared to $37.7 million for the three months ended December 31, 2023 driven by management reflecting the continued favorable reported loss emergence through December 31, 2023 in its best estimate of reserves.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended December 31, 2024, were $38.6 million, or 6.6 percentage points on the combined ratio, mainly from Hurricane Milton, compared to minimal losses for the three months ended December 31, 2023. Despite increased catastrophe losses for the three months ended December 31, 2024, catastrophe losses for the year ended December 31, 2024 were in line with our expectations evidencing our actions to reduce our catastrophe exposed business during the last two years.
Year ended December 31, 2024 and 2023
Core Premium Volume
Gross premiums written decreased by $134.3 million, or 4.1%, to $3,176.4 million for the year ended December 31, 2024 compared to $3,310.7 million for the year ended December 31, 2023. Net premiums earned decreased by $81.5 million, or 3.6%, to $2,199.1 million for the year ended December 31, 2024 compared to $2,280.6 million for the year ended December 31, 2023. The decreases in premium volume were primarily due to the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $421.8 million of gross premiums written for the year ended December 31, 2023, with the most significant offset being strategic organic and new program growth within Insurance & Services.
Core Results
Core results for the year ended December 31, 2024 included income of $244.6 million compared to $291.4 million for the year ended December 31, 2023. Income for the year ended December 31, 2024 consists of underwriting income of $200.0 million (91.0% combined ratio) and net services income of $44.6 million, compared to underwriting income of $250.2 million (89.1% combined ratio) and net services income of $41.2 million for the year ended December 31, 2023. The decrease in net underwriting results was primarily driven by lower favorable prior year loss reserve development as the year ended December 31, 2023 included $104.8 million driven by reserving analyses performed in connection with the 2023 LPT.
Excluding the favorable development linked to the 2023 LPT, net underwriting income increased by $49.0 million primarily driven by favorable development in Reinsurance, mainly in Property and Specialty from reserve releases relating to prior year’s catastrophe events, as well as lower attritional losses in both Reinsurance and Insurance & Services, partially offset by higher acquisition costs from business mix changes, including the growth of Insurance & Services, and higher catastrophe losses.
For the year ended December 31, 2024 catastrophe losses, net of reinsurance and reinstatement premiums, were $54.8 million, or 2.5 percentage points on the combined ratio, which includes losses from Hurricanes Milton and Helene compared to $13.5 million, or 0.6 percentage points on the combined ratio, including losses from the Turkey Earthquake, Hawaii wildfires and Hurricane Idalia, for the year ended December 31, 2023.

Reinsurance Segment
Three months ended December 31, 2024 and 2023
Reinsurance gross premiums written were $312.2 million for the three months ended December 31, 2024, an increase of $60.5 million, or 24.0%, compared to the three months ended December 31, 2023, primarily driven by new business and renewal growth across Specialty and Property, partially offset by reduced premiums written in Casualty reflecting underwriting actions to improve profitability.
Reinsurance generated underwriting income of $18.3 million (93.2% combined ratio) for the three months ended December 31, 2024, compared to underwriting income of $27.8 million (88.6% combined ratio) for the three months ended December 31, 2023. The decrease in net underwriting results was primarily due to higher catastrophe losses, partially offset by increased favorable development. Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended December 31, 2024, were $35.2 million, or 13.2 percentage points on the combined ratio, mainly from Hurricane Milton, compared to minimal losses for the three months ended December 31, 2023. Losses incurred included $41.8 million of favorable prior year loss reserve development for the three months ended December 31, 2024 mainly in Property and Specialty from reserve releases relating to prior year’s catastrophe events, compared to $21.1 million for the three months ended December 31, 2023 driven by management reflecting the continued favorable reported loss emergence through December 31, 2023 in its best estimate of reserves.
Year ended December 31, 2024 and 2023
Reinsurance gross premiums written were $1,335.6 million for the year ended December 31, 2024, an increase of $64.6 million, or 5.1%, compared to the year ended December 31, 2023, primarily driven by new business and renewal growth across Specialty and Property, partially offset by reduced premiums written in Casualty reflecting underwriting actions to improve profitability.
Reinsurance generated underwriting income of $124.8 million (88.0% combined ratio) for the year ended December 31, 2024, compared to underwriting income of $206.2 million (80.0% combined ratio) for the year ended December 31, 2023. The decrease in net underwriting results was primarily due to decreased favorable prior year loss reserve development and higher catastrophe losses, partially offset by lower attritional losses. Net favorable prior year loss reserve development was $75.0 million for the year ended December 31, 2024 primarily driven by favorable development in Property and Specialty from reserve releases relating to prior year’s catastrophe events, compared to $140.8 million for the year ended December 31, 2023, which included $93.0 million driven by reserving analyses performed in connection with the 2023 LPT.
For the year ended December 31, 2024, catastrophe losses, net of reinsurance and reinstatement premiums, were $49.5 million, or 4.7 percentage points on the combined ratio, which includes losses from Hurricanes Milton and Helene compared to $12.2 million, or 1.2 percentage points on the combined ratio, including losses from the Turkey Earthquake, Hawaii wildfires and Hurricane Idalia for the year ended December 31, 2023.
Insurance & Services Segment
Three months ended December 31, 2024 and 2023
Insurance & Services gross premiums written were $450.3 million for the three months ended December 31, 2024, a decrease of $17.8 million, or 3.8%, compared to the three months ended December 31, 2023, primarily driven by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $89.9 million of gross premiums written for the three months ended December 31, 2023, partially offset by strategic organic and new program growth, as well higher A&H premiums.
Insurance & Services generated segment income of $48.4 million for the three months ended December 31, 2024, compared to $16.8 million for the three months ended December 31, 2023. Segment income for the three months ended December 31, 2024 consists of underwriting income of $38.0 million (87.9% combined ratio) and net services income of $10.4 million, compared to underwriting income of $9.2 million (97.0% combined ratio) and net services income of $7.6 million for the three months ended December 31, 2023. The improvement in underwriting results was primarily driven by our decreased loss ratio mainly from lower attritional losses, partially offset by higher acquisition costs from business mix changes as we grow our Insurance & Services segment.

Year ended December 31, 2024 and 2023
Insurance & Services gross premiums written were $1,840.8 million for the year ended December 31, 2024, a decrease of $198.9 million, or 9.8%, compared to the year ended December 31, 2023, primarily driven by the movement of certain lines from Insurance & Services to Corporate, including the non-renewal of a Workers’ Compensation program and the planned transition of a Cyber program to another carrier, representing $421.8 million of gross premiums written for the year ended December 31, 2023, as well as lower A&H premiums, partially offset by strategic organic and new program growth.
Insurance & Services generated segment income of $119.8 million for the year ended December 31, 2024, compared to income of $86.3 million for the year ended December 31, 2023. Segment income for the year ended December 31, 2024 consists of underwriting income of $75.2 million (93.5% combined ratio) and net services income of $44.6 million, compared to underwriting income of $44.0 million (96.5% combined ratio) and net services income of $42.3 million for the year ended December 31, 2023. The improvement in underwriting income of $31.2 million for the year ended December 31, 2024 compared to the year ended December 31, 2023 was primarily driven by our decreased loss ratio mainly from lower attritional losses, partially offset by higher acquisition costs from business mix changes as we grow our Insurance & Services segment.
As of December 31, 2024, we have equity stakes in 20 entities (managing general agents (“MGAs”), Insurtech and Other) compared to 36 at the start of 2023. We continue to rationalize our MGA equity stakes and realize the significant off-balance sheet value of our consolidated MGAs, with 6 of these rationalized in 2024. Book value for our three consolidated MGAs was $90.1 million as of December 31, 2024, compared to $76.3 million at December 31, 2023, when adjusted to exclude Arcadian Risk Capital Ltd. which we deconsolidated on June 30, 2024.
Investments
Three months ended December 31, 2024 and 2023
Total net investment income and realized and unrealized investment gains (losses) for the three months ended December 31, 2024 was primarily attributable to net investment income related to interest income from our debt portfolio of $61.2 million, partially offset by unrealized losses resulting from fair value analyses on our strategic investment portfolio.
Total net investment income and realized and unrealized investment gains (losses) for the three months ended December 31, 2023 was primarily attributable to investment results from our debt and short-term investment portfolio of $68.5 million. This result was driven by interest income primarily on securitized assets and corporate debt positions, which made up 65.6% of our total investments as of December 31, 2023.
Year ended December 31, 2024 and 2023
Total net investment income and realized and unrealized investment gains (losses) for the year ended December 31, 2024 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $289.7 million, partially offset by unrealized losses on other long-term investments of $70.0 million. Increased investment income is primarily due to the rotation of the portfolio from cash and cash equivalents and U.S. government and government agency positions to high-grade corporate debt and other securitized assets, in an effort to better diversify our portfolio. Losses on private other long-term investments were the result of updated fair value analyses consistent with the current insurtech market trends and disposals of positions as we execute our strategy to focus on underwriting relationships with MGAs.
Total net investment income and realized and unrealized investment gains (losses) for the year ended December 31, 2023 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $277.0 million.
Webcast Details
The Company will hold a webcast to discuss its fourth quarter 2024 results at 8:30 a.m. Eastern Time on February 19, 2025. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. fourth quarter 2024 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Specific forward-looking statements in this press release include, but are not limited to, statements regarding the trend of our performance as compared to the previous guidance, the success of our strategic transaction with CMIG International Holding Pte. Ltd., the current insurtech market trends, our ability to generate shareholder value and whether we will continue to have momentum in our business in the future. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improve underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events, including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes, including wildfires, and increased coastal flooding in many geographic areas; geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East and the new presidential administration in the U.S.; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; SiriusPoint’s response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company’s Board of Directors or any committee thereof; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Book value per diluted common share excluding accumulated other comprehensive income (loss) ("AOCI") and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Management believes the effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Underlying net income is a non-GAAP financial measure and the most directly comparable U.S. GAAP measure is net income. Underlying net income excludes items which we believe are not indicative of the operations of our underlying businesses. Management believes it is useful to review underlying net income as it better reflects how we view the business, as well as provides investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Underlying return on average common shareholders’ equity is calculated by dividing underlying net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity, excluding AOCI. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With approximately $2.6 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Stable) from AM Best, S&P and Fitch, and A3 (Stable) from Moody’s. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Liam Blackledge - Investor Relations and Strategy Manager
Liam.Blackledge@siriuspt.com
+ 44 203 772 3082
Media
Natalie King - Global Head of Marketing and External Communications
Natalie.King@siriuspt.com
+ 44 20 3772 3102

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of December 31, 2024 and December 31, 2023
(expressed in millions of U.S. dollars, except per share and share amounts)

	December 31, 2024	December 31, 2023
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $1.1 (2023 - $0.0) (cost - $5,143.8; 2023 - $4,754.6)	$5,131.0	$4,755.4
Debt securities, trading, at fair value (cost - $187.3; 2023 - $568.1)	162.2	534.9
Short-term investments, at fair value (cost - $95.3; 2023 - $370.8)	95.8	371.6
Investments in related party investment funds, at fair value	116.5	105.6
Other long-term investments, at fair value (cost - $317.8; 2023 - $358.1) (includes related party investments at fair value of $100.7 (2023 - $173.7))	200.0	310.1
Total investments	5,705.5	6,077.6
Cash and cash equivalents	682.0	969.2
Restricted cash and cash equivalents	212.6	132.1
Redemption receivable from related party investment fund	—	3.0
Due from brokers	11.2	5.6
Interest and dividends receivable	44.0	42.3
Insurance and reinsurance balances receivable, net	2,054.4	1,966.3
Deferred acquisition costs, net	327.5	308.9
Unearned premiums ceded	463.9	449.2
Loss and loss adjustment expenses recoverable, net	2,315.3	2,295.1
Deferred tax asset	297.0	293.6
Intangible assets	140.8	152.7
Other assets	270.7	175.9
Total assets	$12,524.9	$12,871.5
Liabilities
Loss and loss adjustment expense reserves	$5,653.9	$5,608.1
Unearned premium reserves	1,639.2	1,627.3
Reinsurance balances payable	1,781.6	1,736.7
Deposit liabilities	17.4	134.4
Deferred gain on retroactive reinsurance	8.5	27.9
Debt	639.1	786.2
Due to brokers	18.0	6.2
Deferred tax liability	76.2	68.7
Liability-classified capital instruments	—	67.3
Share repurchase liability	483.0	—
Accounts payable, accrued expenses and other liabilities	269.2	278.1
Total liabilities	10,586.1	10,340.9
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 116,429,057; 2023 - 168,120,022)	11.6	16.8
Additional paid-in capital	945.0	1,693.0
Retained earnings	784.9	601.0
Accumulated other comprehensive income (loss), net of tax	(4.1)	3.1
Shareholders’ equity attributable to SiriusPoint shareholders	1,937.4	2,513.9
Noncontrolling interests	1.4	16.7
Total shareholders’ equity	1,938.8	2,530.6
Total liabilities, noncontrolling interests and shareholders’ equity	$12,524.9	$12,871.5

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2024 and 2023
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues
Net premiums earned	$590.3	$578.0	$2,343.5	$2,426.2
Net investment income	68.9	78.4	303.6	283.7
Net realized and unrealized investment losses	(40.7)	(12.4)	(88.7)	(10.0)
Net realized and unrealized investment gains (losses) from related party investment funds	0.8	(1.0)	9.7	(1.0)
Net investment income and net realized and unrealized investment gains (losses)	29.0	65.0	224.6	272.7
Other revenues	19.4	17.8	184.2	97.8
Loss on settlement and change in fair value of liability-classified capital instruments	(25.9)	(15.0)	(148.5)	(59.4)
Total revenues	612.8	645.8	2,603.8	2,737.3
Expenses
Loss and loss adjustment expenses incurred, net	369.1	365.4	1,368.5	1,381.3
Acquisition costs, net	134.6	111.7	516.9	472.7
Other underwriting expenses	53.9	64.2	181.7	196.3
Net corporate and other expenses	58.1	64.5	232.1	258.2
Intangible asset amortization	3.0	2.9	11.9	11.1
Interest expense	19.6	19.8	69.6	64.1
Foreign exchange (gains) losses	(12.9)	19.2	(10.0)	34.9
Total expenses	625.4	647.7	2,370.7	2,418.6
Income (loss) before income tax (expense) benefit	(12.6)	(1.9)	233.1	318.7
Income tax (expense) benefit	(4.4)	101.6	(30.7)	45.0
Net income (loss)	(17.0)	99.7	202.4	363.7
Net income attributable to noncontrolling interests	(0.3)	(2.2)	(2.5)	(8.9)
Net income (loss) available to SiriusPoint	(17.3)	97.5	199.9	354.8
Dividends on Series B preference shares	(4.0)	(4.0)	(16.0)	(16.0)
Net income (loss) available to SiriusPoint common shareholders	$(21.3)	$93.5	$183.9	$338.8
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(0.13)	$0.52	$1.06	$1.93
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(0.13)	$0.50	$1.04	$1.85
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	161,378,360	166,640,624	166,537,394	163,341,448
Diluted	161,378,360	173,609,940	169,470,681	169,607,348

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended December 31, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$312.2	$450.3	$762.5	$—	$(3.0)	$—	$759.5
Net premiums written	237.5	322.7	560.2	—	4.8	—	565.0
Net premiums earned	265.9	315.7	581.6	—	8.7	—	590.3
Loss and loss adjustment expenses incurred, net	148.3	175.3	323.6	(1.4)	46.9	—	369.1
Acquisition costs, net	73.1	77.8	150.9	(27.6)	11.3	—	134.6
Other underwriting expenses	26.2	24.6	50.8	—	3.1	—	53.9
Underwriting income (loss)	18.3	38.0	56.3	29.0	(52.6)	—	32.7
Services revenues	—	51.6	51.6	(31.4)	—	(20.2)	—
Services expenses	—	41.2	41.2	—	—	(41.2)	—
Net services income	—	10.4	10.4	(31.4)	—	21.0	—
Segment income (loss)	18.3	48.4	66.7	(2.4)	(52.6)	21.0	32.7
Net investment income					68.9	—	68.9
Net realized and unrealized investment losses					(40.7)	—	(40.7)
Net realized and unrealized investment gains from related party investment funds					0.8	—	0.8
Other revenues					(0.8)	20.2	19.4
Loss on settlement and change in fair value of liability-classified capital instruments					(25.9)	—	(25.9)
Net corporate and other expenses					(16.9)	(41.2)	(58.1)
Intangible asset amortization					(3.0)	—	(3.0)
Interest expense					(19.6)	—	(19.6)
Foreign exchange gains					12.9	—	12.9
Income (loss) before income tax expense	$18.3	$48.4	66.7	(2.4)	(76.9)	—	(12.6)
Income tax expense			—	—	(4.4)	—	(4.4)
Net income (loss)			66.7	(2.4)	(81.3)	—	(17.0)
Net income attributable to noncontrolling interest			—	—	(0.3)	—	(0.3)
Net income (loss) available to SiriusPoint			$66.7	$(2.4)	$(81.6)	$—	$(17.3)

Attritional losses	$154.9	$188.2	$343.1	$(1.4)	$26.1	$—	$367.8
Catastrophe losses	35.2	3.4	38.6	—	—	—	38.6
Prior year loss reserve development	(41.8)	(16.3)	(58.1)	—	20.8	—	(37.3)
Loss and loss adjustment expenses incurred, net	$148.3	$175.3	$323.6	$(1.4)	$46.9	$—	$369.1

Underwriting Ratios: (1)
Attritional loss ratio	58.3%	59.6%	59.0%				62.3%
Catastrophe loss ratio	13.2%	1.1%	6.6%				6.5%
Prior year loss development ratio	(15.7)%	(5.2)%	(10.0)%				(6.3)%
Loss ratio	55.8%	55.5%	55.6%				62.5%
Acquisition cost ratio	27.5%	24.6%	25.9%				22.8%
Other underwriting expenses ratio	9.9%	7.8%	8.7%				9.1%
Combined ratio	93.2%	87.9%	90.2%				94.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended December 31, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$251.7	$468.1	$719.8	$—	$(4.2)	$—	$715.6
Net premiums written	194.9	263.3	458.2	—	(3.6)	—	454.6
Net premiums earned	243.2	315.2	558.4	—	19.6	—	578.0
Loss and loss adjustment expenses incurred, net	121.8	206.6	328.4	(1.4)	38.4	—	365.4
Acquisition costs, net	65.5	66.8	132.3	(31.6)	11.0	—	111.7
Other underwriting expenses	28.1	32.6	60.7	—	3.5	—	64.2
Underwriting income (loss)	27.8	9.2	37.0	33.0	(33.3)	—	36.7
Services revenues	1.7	54.0	55.7	(40.0)	—	(15.7)	—
Services expenses	—	43.6	43.6	—	—	(43.6)	—
Net services fee income	1.7	10.4	12.1	(40.0)	—	27.9	—
Services noncontrolling income	—	(2.8)	(2.8)	—	—	2.8	—
Net services income	1.7	7.6	9.3	(40.0)	—	30.7	—
Segment income (loss)	29.5	16.8	46.3	(7.0)	(33.3)	30.7	36.7
Net investment income					78.4	—	78.4
Net realized and unrealized investment losses					(12.4)	—	(12.4)
Net realized and unrealized investment losses from related party investment funds					(1.0)	—	(1.0)
Other revenues					2.1	15.7	17.8
Loss on settlement and change in fair value of liability-classified capital instruments					(15.0)	—	(15.0)
Net corporate and other expenses					(20.9)	(43.6)	(64.5)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(19.8)	—	(19.8)
Foreign exchange losses					(19.2)	—	(19.2)
Income (loss) before income tax benefit	$29.5	$16.8	46.3	(7.0)	(44.0)	2.8	(1.9)
Income tax benefit			—	—	101.6	—	101.6
Net income			46.3	(7.0)	57.6	2.8	99.7
Net (income) loss attributable to noncontrolling interest			—	—	0.6	(2.8)	(2.2)
Net income available to SiriusPoint			$46.3	$(7.0)	$58.2	$—	$97.5

Attritional losses	$143.5	$222.8	$366.3	$(1.4)	$11.7	$—	$376.6
Catastrophe losses	(0.6)	0.4	(0.2)	—	0.1	—	(0.1)
Prior year loss reserve development	(21.1)	(16.6)	(37.7)	—	26.6	—	(11.1)
Loss and loss adjustment expenses incurred, net	$121.8	$206.6	$328.4	$(1.4)	$38.4	$—	$365.4

Underwriting Ratios: (1)
Attritional loss ratio	59.0%	70.7%	65.6%				65.2%
Catastrophe loss ratio	(0.2)%	0.1%	—%				—%
Prior year loss development ratio	(8.7)%	(5.3)%	(6.8)%				(1.9)%
Loss ratio	50.1%	65.5%	58.8%				63.2%
Acquisition cost ratio	26.9%	21.2%	23.7%				19.3%
Other underwriting expenses ratio	11.6%	10.3%	10.9%				11.1%
Combined ratio	88.6%	97.0%	93.4%				93.6%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Twelve months ended December 31, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,335.6	$1,840.8	$3,176.4	$—	$68.2	$—	$3,244.6
Net premiums written	1,104.7	1,236.2	2,340.9	—	11.2	—	2,352.1
Net premiums earned	1,045.1	1,154.0	2,199.1	—	144.4	—	2,343.5
Loss and loss adjustment expenses incurred, net	554.3	714.1	1,268.4	(5.5)	105.6	—	1,368.5
Acquisition costs, net	279.9	284.7	564.6	(121.4)	73.7	—	516.9
Other underwriting expenses	86.1	80.0	166.1	—	15.6	—	181.7
Underwriting income (loss)	124.8	75.2	200.0	126.9	(50.5)	—	276.4
Services revenues	—	222.9	222.9	(132.8)	—	(90.1)	—
Services expenses	—	176.2	176.2	—	—	(176.2)	—
Net services fee income	—	46.7	46.7	(132.8)	—	86.1	—
Services noncontrolling income	—	(2.1)	(2.1)	—	—	2.1	—
Net services income	—	44.6	44.6	(132.8)	—	88.2	—
Segment income (loss)	124.8	119.8	244.6	(5.9)	(50.5)	88.2	276.4
Net investment income					303.6	—	303.6
Net realized and unrealized investment losses					(88.7)	—	(88.7)
Net realized and unrealized investment gains from related party investment funds					9.7	—	9.7
Other revenues					94.1	90.1	184.2
Loss on settlement and change in fair value of liability-classified capital instruments					(148.5)	—	(148.5)
Net corporate and other expenses					(55.9)	(176.2)	(232.1)
Intangible asset amortization					(11.9)	—	(11.9)
Interest expense					(69.6)	—	(69.6)
Foreign exchange gains					10.0	—	10.0
Income (loss) before income tax expense	$124.8	$119.8	244.6	(5.9)	(7.7)	2.1	233.1
Income tax expense			—	—	(30.7)	—	(30.7)
Net income (loss)			244.6	(5.9)	(38.4)	2.1	202.4
Net income attributable to noncontrolling interest			—	—	(0.4)	(2.1)	(2.5)
Net income (loss) available to SiriusPoint			$244.6	$(5.9)	$(38.8)	$—	$199.9

Attritional losses	$579.8	$734.5	$1,314.3	$(5.5)	$112.8	$—	$1,421.6
Catastrophe losses	49.5	5.3	54.8	—	—	—	54.8
Prior year loss reserve development	(75.0)	(25.7)	(100.7)	—	(7.2)	—	(107.9)
Loss and loss adjustment expenses incurred, net	$554.3	$714.1	$1,268.4	$(5.5)	$105.6	$—	$1,368.5

Underwriting Ratios: (1)
Attritional loss ratio	55.5%	63.6%	59.8%				60.7%
Catastrophe loss ratio	4.7%	0.5%	2.5%				2.3%
Prior year loss development ratio	(7.2)%	(2.2)%	(4.6)%				(4.6)%
Loss ratio	53.0%	61.9%	57.7%				58.4%
Acquisition cost ratio	26.8%	24.7%	25.7%				22.1%
Other underwriting expenses ratio	8.2%	6.9%	7.6%				7.8%
Combined ratio	88.0%	93.5%	91.0%				88.3%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Twelve months ended December 31, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,271.0	$2,039.7	$3,310.7	$—	$116.7	$—	$3,427.4
Net premiums written	1,061.0	1,282.7	2,343.7	—	94.2	—	2,437.9
Net premiums earned	1,031.4	1,249.2	2,280.6	—	145.6	—	2,426.2
Loss and loss adjustment expenses incurred, net	490.3	815.4	1,305.7	(5.4)	81.0	—	1,381.3
Acquisition costs, net	252.2	295.5	547.7	(137.2)	62.2	—	472.7
Other underwriting expenses	82.7	94.3	177.0	—	19.3	—	196.3
Underwriting income (loss)	206.2	44.0	250.2	142.6	(16.9)	—	375.9
Services revenues	(1.1)	238.6	237.5	(149.6)	—	(87.9)	—
Services expenses	—	187.8	187.8	—	—	(187.8)	—
Net services fee income (loss)	(1.1)	50.8	49.7	(149.6)	—	99.9	—
Services noncontrolling income	—	(8.5)	(8.5)	—	—	8.5	—
Net services income (loss)	(1.1)	42.3	41.2	(149.6)	—	108.4	—
Segment income (loss)	205.1	86.3	291.4	(7.0)	(16.9)	108.4	375.9
Net investment income					283.7	—	283.7
Net realized and unrealized investment losses					(10.0)	—	(10.0)
Net realized and unrealized investment losses from related party investment funds					(1.0)	—	(1.0)
Other revenues					9.9	87.9	97.8
Loss on settlement and change in fair value of liability-classified capital instruments					(59.4)	—	(59.4)
Net corporate and other expenses					(70.4)	(187.8)	(258.2)
Intangible asset amortization					(11.1)	—	(11.1)
Interest expense					(64.1)	—	(64.1)
Foreign exchange losses					(34.9)	—	(34.9)
Income before income tax benefit	$205.1	$86.3	291.4	(7.0)	25.8	8.5	318.7
Income tax benefit			—	—	45.0	—	45.0
Net income			291.4	(7.0)	70.8	8.5	363.7
Net income attributable to noncontrolling interest			—	—	(0.4)	(8.5)	(8.9)
Net income available to SiriusPoint			$291.4	$(7.0)	$70.4	$—	$354.8

Attritional losses	$618.9	$840.7	$1,459.6	$(5.4)	$76.5	$—	$1,530.7
Catastrophe losses	12.2	1.3	13.5	—	11.3	—	24.8
Prior year loss reserve development	(140.8)	(26.6)	(167.4)	—	(6.8)	—	(174.2)
Loss and loss adjustment expenses incurred, net	$490.3	$815.4	$1,305.7	$(5.4)	$81.0	$—	$1,381.3

Underwriting Ratios: (1)
Attritional loss ratio	60.0%	67.3%	64.0%				63.1%
Catastrophe loss ratio	1.2%	0.1%	0.6%				1.0%
Prior year loss development ratio	(13.7)%	(2.1)%	(7.3)%				(7.2)%
Loss ratio	47.5%	65.3%	57.3%				56.9%
Acquisition cost ratio	24.5%	23.7%	24.0%				19.5%
Other underwriting expenses ratio	8.0%	7.5%	7.8%				8.1%
Combined ratio	80.0%	96.5%	89.1%				84.5%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, and services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.

Book Value Per Diluted Common Share Metrics
Book value per diluted common share excluding AOCI and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.
The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$1,737.4	$2,313.9

Accumulated other comprehensive income (loss), net of tax	(4.1)	3.1
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	1,741.5	2,310.8

Intangible assets	140.8	152.7
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$1,596.6	$2,161.2

Common shares outstanding	116,429,057	168,120,022
Effect of dilutive stock options, restricted share units and warrants	2,559,359	5,193,920
Book value per diluted common share denominator	118,988,416	173,313,942

Book value per common share	$14.92	$13.76
Book value per diluted common share	$14.60	$13.35
Book value per diluted common share ex. AOCI	$14.64	$13.33
Tangible book value per diluted common share	$13.42	$12.47
Underlying Net Income
Underlying net income is a non-GAAP financial measure and the most directly comparable U.S. GAAP measure is net income. Underlying net income excludes items which we believe are not indicative of the operations of our underlying businesses, including realized and unrealized gains (losses) on strategic and other investments and liability-classified capital instruments, income (expense) related to loss portfolio transfers, deferred tax assets attributable to the enactment of the Bermuda corporate income tax, development on COVID-19 reserves resulting from the COVID-19 reserve study performed concurrently with the settlement of the Series A Preference shares in the third quarter of 2024, and foreign exchange gains (losses). We believe it is useful to review underlying net income as it better reflects how we view the business, as well as provides investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Underlying return on average common shareholders’ equity is calculated by dividing underlying net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity, excluding AOCI. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates.

The following table sets forth the computation of underlying net income for the three and twelve months ended December 31, 2024 and 2023:

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) available to SiriusPoint common shareholders	$(21.3)	$93.5	$183.9	$338.8
Non-recurring adjustments:
Gains on sale or deconsolidation of consolidated MGAs	—	—	(96.0)	—
Losses on strategic and other investments	34.3	15.4	90.5	40.2
MGA & Strategic Investment Rationalization	34.3	15.4	(5.5)	40.2

Losses on settlement and change in fair value of liability-classified capital instruments (“CMIG Merger Instruments”)	25.9	15.0	148.5	59.4
COVID-19 favorable reserve development (1)	—	—	(19.9)	—
CMIG Instruments & Transactions	25.9	15.0	128.6	59.4

(Income) expense related to loss portfolio transfers	28.9	2.1	44.6	(101.6)
Bermuda corporate income tax enactment	—	(100.8)	—	(100.8)
Foreign exchange (gains) losses	(12.9)	19.2	(10.0)	34.9
Income tax expense on adjustments (2)	(11.4)	(7.8)	(38.1)	(4.9)

Underlying net income available to SiriusPoint common shareholders	$43.5	$36.6	$303.5	$266.0

Return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(4.0)%	17.1%	9.1%	16.2%

Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	$2,494.9	$2,050.0	$2,313.9	$1,874.7
Accumulated other comprehensive income (loss), net of tax	81.5	(135.4)	3.1	(45.0)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	2,413.4	2,185.4	2,310.8	1,919.7

Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	1,737.4	2,313.9	1,737.4	2,313.9
Impact of adjustments from above	64.8	(56.9)	119.6	(72.8)
Accumulated other comprehensive income (loss), net of tax	(4.1)	3.1	(4.1)	3.1
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	1,806.3	2,253.9	1,861.1	2,238.0

Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$2,109.9	$2,219.7	$2,086.0	$2,078.9

Underlying return on average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	8.2%	6.6%	14.5%	12.8%
(1)     This development, which is primarily related to business written by legacy Third Point Reinsurance Ltd., is the result of the COVID-19 reserve study performed concurrently with the settlement of the Series A Preference shares in the third quarter of 2024.
(2)    An effective tax rate of 15% is applied to the adjustments to calculate the income tax expense, where applicable.
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.

Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and twelve months ended December 31, 2024 and 2023 was calculated as follows:

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(21.3)	$93.5	$183.9	$338.8
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,494.9	2,050.0	2,313.9	1,874.7
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	1,737.4	2,313.9	1,737.4	2,313.9
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,116.2	$2,182.0	$2,025.7	$2,094.3
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(4.0)%	17.1%	9.1%	16.2%